PMC-Sierra Stock Option Exchange Program

                                   Bob Bailey


                                 August 28, 2002


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


Background


* Due to market conditions, the stock options we have granted over the past several years are "underwater".

* Employee stock option incentives are only valuable if they have a potential to provide meaningful economic value over the long term.



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Solutions We Considered

*        Re-pricing

*        Supplemental grants

*        Option exchange

           - turn in existing options and receive a replacement option no less than 6 months and a day later.


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How the "6 mos + 1 day" programs came to be

*        History

*        Philosophy

           - Balancing the interests of stockholders with the interests of employees.

           -  A trade-off between vesting and exercise price.


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Other Companies That Have Exchanged Options

AMCC
Answer Think
Broadcom
Business Objects, S.A.
Casella Waste Systems
Centilium Communications
Certicom
Clarus
Conexant
Convera
Entrust, Inc.
Extreme Networks
Freemarkets
Hall Kinion and Associates
Heska
HI/FN
Informatica
InfoSpace, Inc.
Interwave Communications, Inc.
Juniper Networks
Market.watch.com
Multilink
Nortel Networks
Nuance Communications
OmniVision Technologies
Pinnacle
Polycom
Quantum
Redback Networks
Resonate
S1
Synthetech
Tangram Enterprise Solutions, Inc.
Tut Systems
Virage, Inc.
Wink Communicaitons, Inc.
Worldgate Communications



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                              The Offer to Exchange

                              Glen Kayll, Treasurer




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Overview of the Exchange
(for non-Senior Officers)


*        Who is eligible to participate?

         - Option holders other than non-employee directors of PMC or its subsidiaries (eligible persons) from August 27, 2002 to September 25, 2002

         -    Must remain an eligible person until the options are cancelled.


*        What stock options are offered for exchange?

         -    Exercise price at least $8

         -    Granted between January 1, 1999 and August 26, 2002


*        Is it Voluntary?

         -     Yes, entirely.


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Documents you have Received

*        Memo from Bob Bailey, President & CEO, Chairman

*        Offer to Exchange

*        Election Form

*        Notice to Withdraw from the Offer

*        1994 Incentive Stock Plan Prospectus

*        2001 Stock Option Plan Prospectus

*        2001 10K Annual Report

*        Second Quarter 2002 10Q Quarterly Report

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Long-range Timeline



                                                                                                New Grant
                                                                             New Grant         Window Closes
 Offer           Acceptance    Cancellation                                 Window Opens     (for this offer)
________________________________________________________________________________________________________________
                                    ---------- 6 months plus 1 day ----------
                                        No Grants Allowed to Participants

 Aug 27,02       Sept 25,02    Sept 26,02                                     Mar 27,03          Apr 30,03





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Characteristics of New Options


*        Exercise price - 100% of Fair Market Value on Grant Date


*        Exchange Ratio for Options with Exercise Prices

         -    Less than $8 = not eligible

         -    From $8 to $59.99 = One new for one old

         -    Greater than or equal to $60 = One new for four old


*        If you chose to participate:

         -    You must exchange all or none of a particular option.

         -    Must exchange all options granted since February 26, 2002

         -    No new grant until at least March 27, 2003


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Vesting


Vesting for Eligible Persons who are not Senior Officers

____________________________________________________________________________________________________________

Grant Date of                        Percent of Shares                   Vesting Period on
Old Options                          Vested on Date New                  Unvested Portion of New Option
                                     Option is Granted
____________________________________________________________________________________________________________

January - December 1999                   50%                            1/24 per month over next 24 months

January - December 2000                   25%                            1/24 per month over next 24 months

January - June 2001                       25%                            1/30 per month over next 30 months

July - December 2001                      25%                            1/36 per month over next 36 months

January - August 2002                     25%                            1/42 per month over next 42 months


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Instructions


________________________________________________________________________________
               Action                                      Date

------------------------------------------- ------------------------------------
Offer Date                                  August 27, 2002

------------------------------------------- ------------------------------------
Consideration Period                        August 27, 2002
  -Read all documents                              to
  -Consult advisors                         September 25, 2002
------------------------------------------- ------------------------------------
Submission Period                           Any time up to
  -Make a choice                            September 25, 2002
  -Submit your election
------------------------------------------- ------------------------------------
Deadline                                    September 25, 2002
  -Do not be late                           9 pm Pacific Time
  -Leave extra time
------------------------------------------- ------------------------------------
Cancellation                                September 26, 2002
------------------------------------------- ------------------------------------
Delivery of Promise                         First week of October 2002
________________________________________________________________________________

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Risks


* There are a number of risks outlined in the offer and in our SEC Filings. Read and understand them.

* Specifically, see "Certain Risks of Participating In the Offer" in the offer to Exchange:

         -    Termination before the new grant

         -    Stock price growth

         -    Acquisition / Merger

         -    Tax

         -    Business risks (see our 10Q)


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Closing Points

*        Take your time, but do not be late.

*        Read all the documents carefully.

*        Talk to your tax/financial advisor.

*        We are not recommending any course of action.

*        People traveling/on holiday.

*        Your personal option status is in the mail.

*        We will confirm receipt of your communication within 48 hours.


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Contact Info.


______________________________________________________________________________________________________________________

The Issues                            Contact Person                 Phone #                      Email
______________________________________________________________________________________________________________________
Your tax or financial circumstance    Your financial / tax               -                         -
                                      advisor


The terms or mechanics of the offer   Glen Kayll, Treasurer       (408) 988-7717       treasurer@pmc-sierra.com
                                                                  (604) 415-6162

All eligible persons, except          Lydie Dutton,               (408) 239-8160       lydie_dutton@pmc-sierra.com
Canadians, requesting information     Treasury Dept
about their status

All Canadian eligible persons         Nick Schneider,             (604) 415-6636       option_exchange@pmc-sierra.com
requesting information                Treasury Dept
about their status
______________________________________________________________________________________________________________________


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                        PMC

                        PMC-SIERRA

                        Accelerating The Broadband Revolution

                        wwww.pmc-sierra.com










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